UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934

       Date of Report (Date of earliest event reported): January 26, 2000

                          ANNEX BUSINESS RESOURCES INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                            (State of Incorporation)

                                    000-27397
                            (Commission File Number)

                                   98-0204280
                     (I.R.S. Employer Identification Number)

                                    Suite 106
                               1460 Pandosy Street
                            Kelowna, British Columbia
                                     V1Y 1P3
          (Address of principal executive offices, including zip code)

                                  (250)868-8177
              (Registrant's telephone Number, including area code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 2, 3, 5, 6 and 8 are not applicable and are omitted from this report.

Item 4.  Changes in Registrant's Certifying Accountant.

On January 26, 2000, the Registrant's directors resolved to change the Registrant's accountants/auditors from Kish, Leake & Associates, P.C., Financial Consultants of 7901 East Belleview Avenue, Suite 220, Englewood, Colorado 80111 (the "Former Accountant") to Davidson & Company, Chartered Accountants, Suite 1270, P.O. Box 10372 Pacific Centre, 609 Granville Street, Vancouver, British Columbia, V7Y 1G8. This resolution of the Registrant's board of directors constitutes a dismissal of the Former Accountant however management of the Registrant was in no way dissatisfied with the professionalism or accounting work of the Former Accountant.

The Former Accountant's report on the financial statements of the Registrant for both of the past two years contained no adverse opinion or disclaimer of opinion nor was it modified as to uncertainty, audit scope or accounting principles.

The decision to change the Registrant's accountants was approved by the board of directors.

There were no disagreements with the Former Accountant whether or not resolved on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to the Former Accountant's satisfaction would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The Registrant has provided the Former Accountant with a copy of this disclosure and has requested that the Former Accountant furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of the Former Accountant's letter to the SEC dated January 27, 2000 is filed as Exhibit 16 to this report on Form 8-K.

Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired.

         Not Applicable

(b)      Pro Forma Financial Information

         Not Applicable

(c)      Exhibits

         Number   Description

         16                Letter from Kish, Leake & Associates, P.C.



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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

                                                   Annex Business Resources Inc.


                                                   Per:     /s/ Chris Bunka
                                                   -----------------------------
                                                   Chris Bunka, President